Exhibit 24.2

DUKE ENERGY CORPORATION

CERTIFIED RESOLUTION

FURTHER RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver a power of attorney or powers of attorney appointing David L. Hauser, Lynn J. Good, Robert T. Lucas III and Julia S. Janson, and each of them, to act severally as attorney-in-fact and agents for the Corporation for the purpose of executing, signing, filing or causing to be filed with the SEC on behalf of the Corporation the registration statements on Form S-3, and any and all amendments and supplements to any of the foregoing, together with any other documents related thereto.

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I, Robert T. Lucas III, of Duke Energy Corporation, do hereby certify that the foregoing is a full, true and complete extract from the Minutes of the regular meeting of the Board of Directors of said Corporation held on April 4, 2006, at which meeting a quorum was present.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Energy Corporation, this the 4th day of April, 2006.

By:	/s/ Robert T. Lucas III
	Name:	Robert T. Lucas III
	Title:	Assistant Secretary